UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hanover Worldwide, Inc

(Exact Name of registrant in its charter)

Florida	6770	83-2054746
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

18731 SE River Ridge

Tequesta, FL 33469

561-310-4692

 (Address and telephone number of principal executive offices)

Byron E. Thomas, Esq.

Law Offices of Byron Thomas

3275 S. Jones Blvd., Suite 104

Las Vegas Nevada 891426

E-mail: byronthomaslaw@gmail.com

(Name, address and telephone number of agent for service)

Copies to:

Byron E. Thomas, Esq.

Law Offices of Byron Thomas

3275 S. Jones Blvd., Suite 104

Las Vegas Nevada 891426

E-mail: byronthomaslaw@gmail.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)
		Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock-New Issue	1,000,000	$0.02	$20,000	$1.85

Common Stock—Current Shareholders	30,000,000	$0.02	$600,000	$55.62

(1)       This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2)       Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus Hanover Worldwide, Inc

31,000,000 Shares of Common Stock

$0.02 per share

Hanover Worldwide, Inc (“Hanover” or the “Company”) is offering 31,000,000 shares of its common stock at a price of $0.02 per share. The minimum offering is 250,000 shares. In addition, there are 30,000,000 shares of common stock being registered for sale from our selling shareholders also at $0.02 per share. The selling shareholders’ shares will not be offered until all 1,000,000 shares offered by the Company have been sold. If the offering is terminated before shares offered by the Company have been sold, no shares owned by Bubeck, Pedigo, Gladdis and Mr. McLaughlin will be sold. Bubeck, Pedigo, Gladdis and Mr. McLaughlin are an underwriter for the purposes of this offering. The shares are intended to be sold directly through the efforts of Charles McLaughlin our Secretary. Messrs. Bubeck, Pedigo, Gladdis and Mr. McLaughlin sale is subject to the requirements of Rule 419 and the shares they are offering during the offering period will be deposited into the escrow account prior to commencement of this offering. Further, all proceeds from the resale of his shares will be deposited into the Escrow Account pending completion of this offering and any acquisition. The intended methods of communication by Charles McLaughlin include, without limitation, telephone and personal contacts. For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the shares in this offering should be payable to Truist Financial (the “Trustee” or the “Escrow Agent”) fbo Hanover Worldwide, Inc. All subscription funds will be held in escrow by the Trustee in a non-interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Hanover Worldwide, Inc until such a time as the Minimum Offering is attained, at which time such release shall be limited to 10% of the proceeds for expenses. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled “Plan of Distribution” herein. Neither the Company nor any subscriber shall receive any interest payments no matter how long subscriber funds might be held. The primary offering will terminate at the discretion of the Company on the earlier of: (i) the date when the sale of all 1,000,000 shares to be sold by the issuer is completed, (ii) any time after the minimum offering of 250,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document, or any extension thereto with a maximum extension totaling 180 days. The secondary offering will terminate when all the selling shareholders shares are sold or a maximum of 360 days from effectiveness. If an acquisition is not consummated within 18 months of the effective date the funds in escrow will be returned pro rata to all investors.

Prior to this offering, there has been no public market for Hanover Worldwide, Inc’s common stock. The Company is a company that currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) under the Securities Act of 1933, as amended (the “Securities Act”). The offering proceeds, and the securities to be issued to investors will be deposited in an account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the escrow account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting the requirements of Rule 419 (see Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419 ie: the company will be able to release the deposit funds and securities upon the execution of an agreement for the acquisition of a business or assets for which the fair value of the business or net assets to be acquired represent at least 80 percent of the maximum offering proceeds (a fair value of $336,000 for the business or assets to be acquired is required in this offering). Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor.

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The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 9.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.02	$0.00	$0.02

Minimum	250,000	$5,000	$0.00	$5,000

Maximum	31,000,000	$20,000	$0.00	$20,000

Selling Shareholders	30,000,000	$600,000	$0.00	$0.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated March 8, 2022

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SUMMARY INFORMATION AND RISK FACTORS

RIGHTS AND PROTECTIONS UNDER RULE 419

The net proceeds of this offering by the Company will be placed in the Escrow Account until the completion of a merger or acquisition as detailed herein other than up to 10% of the proceeds that may be released to the company in accordance with Rule 419 following completion of the minimum offering. Other than the 10% that may be released to the Company, such escrowed funds may not be used for salaries or reimbursable expenses. Prior to completion of the offering contemplated by this prospectus, all shares offered by the Selling Shareholders will be placed in escrow. All net funds received from the sale of Selling Shareholders shares will be placed in the Escrow Account pending completion, if any, of an acquisition complying with Rule 419. All offering proceeds and all securities issued in connection with the offering will be held in escrow and, except for the 10% of proceeds that may be released to the company, will remain in escrow until the completion of any acquisition or the return of all funds after a lapse of 18 months when no acquisition has been consummated.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus (“Prospectus”). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety. In this Prospectus, ‘‘Hanover Worldwide’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Hanover Worldwide, Inc, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

THE COMPANY

Business Overview

Hanover Worldwide, Inc (“Hanover” or the “Company”), was incorporated in the State of Florida on June 29, 2020, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities.

The Company was formed by Robert Bubeck and Charles McLaughlin for the purpose of creating a corporation that could be used to consummate a merger or acquisition.  Charles McLaughlin serves as Secretary and Director and Robert Bubeck serves as President, Treasurer and Director . The directors determined next to proceed with filing a Form S-1.

Charles McLaughlin, the Secretary and Director, elected to commence implementation of the Company’s principal business purpose, described below under “Plan of Operation”. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein. Shares sold hereunder by the Selling Shareholder will be placed into escrow until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. While in escrow, the shares will be held for the benefit of the purchasing shareholder.

As of the date of this prospectus, we have 30,000,000 shares of $0.0001 par value common stock issued and outstanding. 30,000,000 of these shares may be sold by the Selling Shareholders, but only after 1,000,000 shares are sold by the Company pursuant to this prospectus.

All subscription funds will be held in escrow by the Trustee in a non-interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Hanover Worldwide, Inc until such a time as the Minimum Offering is attained, at which time such release shall be limited to 10% of the proceeds for expenses. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.

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The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of Title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. The statement in the annual reports shall also assess the effectiveness of such internal controls and procedures. The Company believes its internal controls and procedures are not effective due to two identified material weaknesses: a) we lack an audit committee and b) we have limited or no segregation of duties.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Hanover Worldwide, Inc’s operations and corporate offices are located at 18731 SE River Ridge, Tequesta, FL 33469, with a telephone number of 561-310-4692. Hanover Worldwide, Inc’s fiscal year end is December 31.

THE OFFERING

Hanover Worldwide, Inc is offering, on self-underwritten basis, 1,000,000 new issue shares of its common stock at a price of $0.02 per share in addition to 30,000,000 shares currently held by the existing shareholders also at $0.02 per share. Hanover Worldwide Inc., has not set up an escrow account. However, Hanover Worldwide, Inc., shall create an escrow account before any proceeds are collected. Hanover Worldwide, Inc., anticipates setting up the escrow account with Truist Financial. The escrow account will be the non-interest bearing until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company. All subscription agreements and checks are irrevocable and should be delivered to Hanover Worldwide, Inc., at the address provided on the Subscription Agreement.

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Failure to do so will result in checks being returned to the investor who submitted the check. The proceeds from any sale by the Selling Shareholder will also be held in escrow upon their sale.

All subscription funds will be held in escrow pending the achievement of the Minimum Offering after which no funds shall be released to Hanover Worldwide, Inc, other than 10% which may only be released to Hanover for expenses (see “Plan of Distribution”). The Company intends to withdraw the 10% and investors should expect to receive a return of no more than 90% of their deposited funds in the event that an acquisition is not consummated or such investors choose not to reconfirm, as provided by Rule 419.  The offering by the Company will terminate on the earlier of: (i) the date when the sale of all 1,000,000 shares being sold by the issuer is completed, (ii) any time after the minimum offering of 250,000 shares of common stock is achieved at the discretion of the Board of Directors, or (iii) 180 days from the effective date of this document, or a 180 day extension thereto at the discretion of the Board of Directors and which extension any subscribers will be notified of in writing a minimum of 30 days prior to the beginning of such extension. If the Minimum Offering is not achieved within 180 days of the date of this prospectus all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees unless the Company extends the offering period an additional 180 days in which case if the Minimum offering still is not achieved, the funds will be returned promptly at the end of the second 180 day period. The determination of the meeting of the minimum offering amount will be made solely based upon the records of Truist Financial. The Company will cause stock certificates to be issued within five (5) days of the receipt of any subscription and will within 1 day of issuance cause such shares to be delivered to the Escrow Account. Funds received for any subscription will also be placed into the Escrow Account.

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) under the Securities Act of 1933, as amended (the “Securities Act”). The offering proceeds, and the securities to be issued to investors will be deposited in an account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the escrow account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting the requirements of Rule 419 (see Plan of Distribution) has been consummated and 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419 ie: the company will be able to release the deposit funds and securities upon the execution of an agreement for the acquisition of a business or assets for which the fair value of the business or net assets to be acquired represent at least 80 percent of the maximum offering proceeds (a fair value of $336,000 for the business or assets to be acquired is required in this offering). Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds (without interest) and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the net Deposited Funds will be returned on a pro rata basis to all investors.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their audited financial statements. The reconfirmation is for the protection of investors as they will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the net Deposited Funds (without interest or dividends) held in the escrow account on such investor’s behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

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(4) The acquisition(s) will be consummated only if investors having contributed 80% of the offering proceeds elect to reconfirm their investment; and

(5)  If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the net Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Hanover Worldwide, Inc has not secured a transfer agent, but will identify one prior to the filing of an application for trading in order to facilitate the processing of stock certificates. The Company expects to seek quotations or listings for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please see the sections entitled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following information should be read in conjunction with the financial statements appearing later in this prospectus.

Hanover Worldwide, Inc
Balance Sheet

	September 30,	December 31,
	2021	2020
ASSETS

Current assets
Prepaid expenses, professional fees	$4,500	$8,500
Total current assets	4,500	8,500

Total assets	$4,500	$8,500

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities	$—	$—

Commitments & contingencies (Note 6)

Stockholders' deficit
Common stock: $0.0001 stated value; 400,000,000 shares
authorized; 30,000,000 shares issued and outstanding	3,000	3,000
Additional paid-in capital	11,755	8,500
Accumulated deficit	(10,255)	(3,000)
Total stockholders' deficit	4,500	8,500

Total liabilities and stockholders' deficit	$4,500	$8,500

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Hanover Worldwide, Inc Statement of Operations

	For the nine months ended September 30,	For the period from inception (June 29, 2020) through September 30,
	2021	2020

Revenues	$—	$—

Operating expenses
Founders shares issued	—	3,000
Professional fees	7,255	—
Total operating expenses	7,255	3,000

Net loss	$(7,255)	$(3,000)

Basic and diluted net loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	30,000,000	30,000,000

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RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

OFFICERS AND DIRECTORS’ LACK OF EXPERIENCE MAY HINDER OPERATIONS. Hanover Worldwide, Inc’s operations depend solely on the efforts of Robert Bubeck and Charles McLaughlin, the officers and directors of the Company. Neither Messrs. Bubeck or McLaughlin have any experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS.  Robert Bubeck and Charles McLaughlin are involved in other employment opportunities and may periodically face a conflict in selecting between Hanover Worldwide, Inc and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur.  If the officers or directors choose other interests ahead of Hanover, such choice may result in lower or a lack of business for Hanover.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company upon completion of the minimum offering amount and therefore may not be returned to investors. These regulation may limit potential business combinations for the Company as potential candidates may not wish to go through the process, disclosure or time requirements imposed by these regulations.

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OFFERING PROCEEDS MAY BE INSUFFICIENT TO LOCATE A MERGER TARGET. The net offering proceeds from this offering may be as low as $5,000 and no higher than $20,000 and therefore may be insufficient to locate a merger target thus resulting in the failure of the Company’s business plan.

Although investors may request the return of their funds in connection with the reconfirmation offering, the Company’s shareholders will not be afforded an opportunity to approve or disapprove any particular transaction. See Risk Factor entitled “Conflicts of Interest.”

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for up to the maximum period of the escrow which is 18 months from the date of the effectiveness of the registration statement.

DISCRETIONARY USE OF PROCEEDS; “BLANK CHECK” OFFERING LEADS TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS. As a result of management’s broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a “blank check” offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations.

There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See “Description of Business.”

REGULATIONS CONCERNING “BLANK CHECK” ISSUERS MAY LIMIT BUSINESS COMBINATIONS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or “blue sky” laws restricting or, in some instances, prohibiting, the sale of securities of “blank check” issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting “blank check” companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company’s selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered. These regulation may limit potential business combinations for the Company as potential candidates may not wish to go through the process, disclosure or time requirements imposed by these regulations.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN NO ASSURANCE OF SUCCESS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination. Our auditor has issued an opinion that raises substantial doubt about our ability to continue as a going concern in our December 31, 2020 audit. The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Up to September 30, 2021 and for the period from June 29, 2020 (inception) through September 30, 2018, the Company incurred a net loss of $7,255 and $3,000respectively., the Company does not have cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

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SPECULATIVE NATURE OF COMPANY’S PROPOSED OPERATIONS RESULTS IN NO ASSURANCE OF SUCCESS. The success of the Company’s proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity.  A related entity, Atlantic Acquisitions II, Inc. completed an acquisition and the same officer and director as the Company determined that the business of the acquired company was not significant enough to devote additional resources to and therefore chose not to expand the operations of the acquired entity but instead to pursue another acquisition. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company’s operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company’s control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT POSSIBLE BUSINESS COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well- financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO STANDARDS FOR BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, an entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. The Company has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY MAY LIMIT BUSINESS COMBINATIONS. While seeking a business combination, management anticipates devoting between five and ten hours per month to the business of the Company. The Company’s officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of management, loss of the services of this individual would adversely affect development of the Company’s business and its likelihood of continuing operations. See “Directors, Executive Officers, Promoters and Control Persons.”

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CONFLICTS OF INTEREST MAY RESULT IN A LOSS OF BUSINESS OR FAILURE TO COMPLETE A MERGER OR ACQUISITION OR TO DO SO AT LESS PROFIT. The Company’s officers and directors currently participate and may in the future participate in other business ventures which compete directly with the Company. Additional conflicts of interest and non- arm’s length transactions may also arise in the future in the event the Company’s officers and director is involved in the management of any firm with which the Company transacts business.

CONFLICTS RELATING TO THE LOCATION OF MERGER/ACQUISITION CANDIDATES. Our officers and directors are not full time employees of our company and are actively involved in other business pursuits. Since our officers and directors are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among their various business interests. Moreover, any future blank check companies that are organized by our officers and directors may compete with our company in the search for a suitable target.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officers and directors will not make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, they will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

See “Directors, Executive Officers, Promoters and Control Persons.”

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT BUSINESS COMBINATIONS. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION MAY LIMIT FUTURE BUSINESS. The Company’s proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company’s activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company’s inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company’s operations.

POSSIBLE INVESTMENT COMPANY ACT REGULATION MAY INCREASE COSTS. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

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PROBABLE CHANGE IN CONTROL AND MANAGEMENT MAY RESULT IN UNCERTAIN MANAGEMENT FUTURE. A business combination involving the issuance of the Company’s common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company’s common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION MAY RESULT IN DILUTION. The Company’s primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

DISADVANTAGES OF BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company and the requirements of a post-effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company’s securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind pool or “blank-check” securities. Accordingly, investors should consider any potential secondary market for the Company’s securities to be a limited one.

NO ASSURANCE SHARES WILL BE SOLD MAY LIMIT FUTURE OPERATING CAPITAL. The 1,000,000 Common Shares to be sold by the issuer are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

BUSINESS ANALYSIS BY NON-PROFESSIONAL MAY INCREASE RISK OF POOR ANALYSIS. Analysis of business operations will be undertaken by Robert Bubeck, who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

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ARBITRARY OFFERING PRICE MEANS SHARES MAY NOT REFLECT FAIR MARKET VALUE. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that even if a public trading market develops for the Company’s securities, the Shares will attain market values commensurate with the Offering Price.

NO ASSURANCE OF SUCCESSFUL MARKETING EFFORTS MAY RESULT IN FAILURE OF THE BUSINESS. One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies that are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

NO PUBLIC MARKET FOR COMPANY’S SECURITIES MAY LIMIT THE LIQUIDITY OF THE SHARES. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop, or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company’s results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

SHARES ELIGIBLE FOR FUTURE SALE MAY INCREASE THE SUPPLY OF SHARES ON THE MARKET. All of the 30,000,000 Shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (“Act”) (pending effectiveness of this registration statement). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by management eligible for sale in the future which may adversely affect the market price of the Common Stock. Mr. Bubeck, our President, Treasurer and Director and Charles McLaughlin, our Secretary and Director, will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933. The Company is a shell company and as such, holders of our restricted or control securities will not be able to sell their securities in reliance on Rule 144 until such time, if ever, as we meet the requirements of Rule 144(i)(2). The Company is authorized to issue 300,000,000 shares of common stock. The issuance of these shares in the future presents the possibility of dilution of existing ownership.

SUBSCRIPTIONS IRREVOCABLE. Investors’ subscriptions are irrevocable and therefore, the investors’ funds may be held in escrow for longer than a year, and that investors will receive no return on invested funds because the escrow account will be non-interest bearing.

 Special Note Regarding Forward-Looking Statements.

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements’ ability to raise capital in the future, the retention of key employees, and changes in the regulation of the industry in which we function.

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There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates,” and similar expressions are intended to identify and qualify forward-looking statements; although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. See “Management’s Discussion and Plan of Operation” for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various acquisition efforts within the dollar limits established in the table below.

The Company intends to use the proceeds from this offering for an acquisition as follows:

	Minimum			50% of Maximum			Maximum
Application Of Proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds

Total Offering Proceeds	$5,000	100.00%		$10,000	100.00%		$20,000	100.00%

Net Offering Proceeds *	$4,500	90.00%	100.00%	$9,000	90.00%	100.00%	$20,000	90.00%	100.00%

Total Use of Proceeds	$5,000	100.00%		$10,000	100.00%		$20,000	100.00%

*Funds remaining after removal of the 10% of the funds invested which may immediately be delivered to the Company under Rule 419.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined, and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue, or that the securities will ever trade at a price higher than the offering price.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $28,500 or ($0.001) per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.0191 per share while our present stockholders will receive an increase of $0.0002 per share in the net tangible book value of the shares they hold. This will result in a 100.00% dilution for purchasers of stock in this offering.

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The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.02	$0.02
Book Value Per Share Before the Offering	$(0.0002)	$(0.0002)
Book Value Per Share After the Offering	$(0.000)	$0.0001
Net Increase to Original Shareholder	$0.0002	$0.008
Decrease in Investment to New Shareholders	$0.02	$0.019
Dilution to New Shareholders (%)	100%	95%

SELLING SHAREHOLDERS

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 30, 2021 and the number of shares of common stock being offered by the selling stockholders. The 30,000,000 shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	No. Of Shares Before	Percentage of Shares	No. of Shares	Percentage of Shares
Name	Offering	Before Offering	After Offering	After Offering

Robert Bubeck	7,500,000	25%	0	0%
Charles McLaughlin	7,500,000	25%	0	0%
Lawson Pedigo	7,500,000	25%	0	0%
John Gladdis	7,500,000	25%	0	0%

*The selling shareholders are underwriters; as such, they will be subject to the applicable prospectus delivery and liability revisions of the Securities Act.

****  Charles McLaughlin, is the Secretary and a director and Rubert Bubeck is President, Treasurer and a director.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by four shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in the common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

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Checks payable as disclosed herein received in connection with sales of our securities will be transmitted immediately into an Escrow Account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold. The shares from Robert Bubeck, Lawson Pedigo, John Gladdis, and Charles McLaughlin will be placed into the Escrow Account. The escrow agreement sets forth the offering priorities between the Company’s shares and those held by Robert Bubeck, Lawson Pedigo, John Gladdis and Charles McLaughlin.

Charles McLaughlin will not receive commissions for any sales originated on the Company’s behalf. We believe that Charles McLaughlin is exempt.

1.  Is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.  Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform, at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.	Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Charles McLaughlin, our Secretary and Director, is an underwriter for the purposes of this offering. Robert Bubeck, Charles McLaughlin, Lawson Pedigo, and John Gladdis are promoters for the purpose of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

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In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered, or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The Company is conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the “S.E.C.”) under the Securities Act of 1933, as amended (the “Securities Act”). The offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the “Deposited Funds” and “Deposited Securities,” respectively). While held in the escrow account, the Deposited Securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the Deposited Funds releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting certain specified criteria (having a value of at least 80% of the amount raised in this offering) has been consummated and a sufficient number of investors (80% of those purchasing in the offering) reconfirm their investment in accordance with the procedures set forth in Rule 419 ie the company will be able to release the deposit funds and securities upon the execution of an agreement for the acquisition of a business or assets for which the fair value of the business or net assets to be acquired represent at least 80 percent of the maximum offering proceeds (a fair value of $16,000 for the business or assets to be acquired is required in this offering).. An amount equal to 10% of the gross proceeds of the offering may be released to the Company for expenses upon completion of the minimum offering.  Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be filed in a post-effective amendment to this registration statement, and delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the net Deposited Funds (without interest) and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the net Deposited Funds will be returned on a pro rata basis to all investors (10% may have been released to the Company upon completion of at least the minimum offering).

The proceeds from the sale of the shares in this offering should be payable to Truist Financial fbo Hanover Worldwide, Inc (“Escrow Account”) and will be deposited in a non-interest bearing account until the escrow conditions are met. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds net of amounts releasable under Rule 419 for expenses (up to 10%) will be held in the Escrow Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419; or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated and no funds shall be released to Hanover Worldwide, Inc until such a time as the escrow conditions are met other than up to 10% as disclosed herein. In the event that 18 months have passed from the date of the prospectus and no such acquisition has been consummated, net funds shall be returned pro rata to investors. Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The escrow agent will continue to receive or hold funds and perform disbursements required or allowed under Rule 419 until either (i) consummation of an acquisition meeting the requirements of Rule 419; or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, the escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended at the sole discretion of the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 180 days or the second 180 days if the offering period is extended. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of the escrow agent, is the only factor assessed in determining whether the minimum offering condition has been met. Truist Financial will act as escrow agent and trustee for investors and it will make the determination based solely on its account records. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99b) and sending it to the Company together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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COMMON STOCK

Hanover Worldwide, Inc is authorized to issue 400,000,000 shares of common stock, $0.0001 par value. The company has issued 30,000,000 shares of common stock to date held by four (4) shareholders of record.

The holders of Hanover Worldwide, Inc’s common stock:

1.     Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.     Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.  Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.  Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable, and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

PREFERRED STOCK

Hanover Worldwide, Inc. does not have any preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of Hanover Worldwide, Inc stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Hanover Worldwide, Inc common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Hanover Worldwide, Inc has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

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REPORTS

After this offering, Hanover Worldwide, Inc will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

Byron E. Thomas, Esq., of Law Offices of Byron Thomas, is legal counsel to the Company. Mr. Thomas has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Thomas has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTC.

The financial statements included in this prospectus have been audited by Turner, Stone & Company, LLP an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Hanover Worldwide, Inc (the “Company”), was incorporated on June 29, 2020, under the laws of the State of Florida, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities.

The Company was formed by Robert Bubeck and Charles McLaughlin for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Robert Bubeck serves as President, Treasurer and Director and Charles McLaughlin serves as Secretary and Director. The directors determined next to proceed with filing a Form S-1.

Mr. Bubeck, President, Treasurer and Director, elected to commence implementation of the Company’s principal business purpose described below under “Plan of Operation”. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules, and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein. In order to provide assurances that no trading will occur in the Company’s securities until a merger or acquisition has been consummated, all shares will be placed in escrow, and will not be released until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company’s securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder’s ability to sell their respective securities before such closing.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act. The Company shall continue to be deemed an emerging growth company until the earliest of—

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

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(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in Section 240.12b-2 of Title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth Company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act. Number of Total Employees and Number of Full Time Employees.

Hanover Worldwide, Inc plans to rely exclusively on the services of our officers and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 18731 SE River Ridge, Tequesta, FL 33469. Office space, utilities, and storage are currently being provided free of charge at the present time at this address. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Hanover Worldwide, Inc common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Hanover Worldwide, Inc and its management make no representation about the present or future value of our common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in your common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

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As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Hanover Worldwide, Inc;

2. There are currently 30,000,000 shares of our common stock held by our officers and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All of the presently outstanding shares of common stock (30,000,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Hanover Worldwide, Inc. has 30,000,000 shares of $0.0001 par value common stock issued and outstanding held by five (5) shareholders of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Hanover Worldwide, Inc was incorporated on June 29, 2020.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company’s officers, directors, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity’s assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full-time employees. The Registrant’s officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See “DIRECTORS, EXECUTIVE OFFICERS.”

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act, and also that the company intends to file a form 8A registering the company under Section 12G of the Exchange Act within 5 business days of the effectiveness of this registration statement, which will register the Company’s common shares under the Exchange Act. Upon the effectiveness of such registration statement, the Company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location, and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company’s virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See “Financial Statements.” This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

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The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly- owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies that are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. It is management’s belief that funds raised form the offering should be sufficient to merge with or acquire an acquisition target.   However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K’s, 10-K’s or 10-KSB’s, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a Shell Company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the “34 Act”), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, Robert Bubeck, an officer and director of the Company, who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of Robert Bubeck, a Company officer and shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained.

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Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company’s legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company’s management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company’s director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company’s shareholders.

Robert Bubeck, Lawson Pedigo, John Gladdis, and Charles McLaughlin’s shares must be sold at $0.02 per share, if at all, during the offering period. It is anticipated that, after the offering period is closed, Robert Bubeck, Lawson Pedigo, John Gladdis, and Charles McLaughlin may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a negotiated price. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a “shell” company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company’s securities may have a depressive effect on the value of the Company’s securities in the future, if such a market develops, of which there is no assurance.

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While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event, and thereby structure the acquisition in a so-called “tax-free” reorganization under Sections 368a or 351 of the Internal Revenue Code (the “Code”).

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company, which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company’s assets and liabilities, the Company’s shareholders will, in all likelihood, hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company’s then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity that cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post-effective amendment (reconfirmation). The Company will be subject to all of the reporting requirements of the 1934 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company’s audited financial statements included in its annual report on Form 10-K. In the event that a previously approved target acquisition was later voided by management, shareholders may be left without an operating company and thus the value of their shares would be greatly diminished.

The Company’s President has verbally agreed that he will advance to the Company any additional funds which the Company needs for operating capital, and for costs in connection with searching for or completing an acquisition or merger. He has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money that he may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company’s promoters, management, or their affiliates or associates. While this agreement is not binding, it is in Mr. Bubeck’s best interests to continue to advance any funds needed to advance this offering. He holds a significant number of shares and has already advanced all necessary money required for expenses. It is currently anticipated that Mr. Bubeck will continue to have sufficient funds for these expenses, which are not expected to be significant.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which the Company’s sole Officer, Director, and principal shareholder or his affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.  All offering proceeds and all securities issued in connection with the offering will be held in escrow and, except for the 10% of proceeds that may be released to the Company, will remain in escrow until the completion of any acquisition or the return of all funds after a lapse of 18 months when no acquisition has been consummated.

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LIQUIDITY AND CAPITAL RESOURCES

The Company had assets of $8,500 as of December 31, 2020 and total current liabilities of $0. The net cash used in operating activities for the year ended December 31, 2020 was $0 The net cash provided by financing and investing activities for the year ended December 31, 2020 was $0.

The Rule 419 escrow fee is $2,500 and it is expected that the total cost of finding an acquisition is between $10,000 and $20,000 dollars.

 COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company’s combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Independent registered public accounting firm for the Company is Turner, Stone & Company, LLP .

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Robert Bubeck	64	President, Treasurer , and Director	Inception – current
Charles. McLaughlin	80	Secretary and Director	Inception – current

Notes:

(1)    Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officers were appointed by our director and will hold office until resignation or removal from office.

(2)    Officers have outside interests and obligations to companies other than Hanover Worldwide, Inc They intend to spend approximately 10 hours per week on the Company’s business affairs. At the date of this prospectus, Hanover Worldwide, Inc is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Mr. Robert Bubeck, President, Treasurer, Director, Age 64

Currently, Mr. Bubeck is the President of WJLL, Inc., a Florida consulting practice founded in 1997, initially as Market Link of South Florida, Inc. Clients have included the successful launch, development, and continued operation of many cable networks, television programs, and other media ventures. The company’s lead clients include Comcast, Newsmax Media, TimeLife Media, Zuus Digital Networks, The Country Network, Zuus Latino, The FAD Network, and Pyramid Entertainment.

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Mr. Bubeck is a founding partner of Zeplin Media, a media buying service in the infomercial industry.

In 2007, Mr. Bubeck co-foundered Cross Media Works, a multiplatform sales agent in the media industry. Mr. Bubeck directed the company to the acquisitions of Apex Media Sales (Scottsdale), TelAmerica Media (Philadelphia), Affiliated Media (Jacksonville), and WizeBuys (Philadelphia). These acquisitions totaled over $150 million.

In 1991, Mr. Bubeck served as the Senior Vice President of Operations for American Cable Advertising, an independent sales organization in the spot cable arena. Under Mr. Bubeck’s direction, ACA launched and operated its organization to 10 sales offices nationwide. Mr. Bubeck also served as the Vice President of Sales in the Southeast for National Cable Communications, a joint venture of Comcast, Cox Cable Communications, Time Warner, and Katz Communications.

Mr. Bubeck’s direction, ACA launched and operated its organization to 10 sales offices nationwide. Mr. Bubeck also served as the Vice President of Sales in the Southeast for National Cable Communications, a joint venture of Comcast, Cox Cable Communications, Time Warner, and Katz Communications.

Mr. Bubeck was also an officer and director of Atlantic Acquisition II, Inc., freo(since June 29, 2017), and Atlantic Acquisition I, Inc.(from Dec. 29, 2017 to Feb. 2018) a blank check both of which a blank check which recently went effective and is behind in its reporting obligations.

 Charles McLaughlin, Secretary, Director Age 80

Charles Mclaughlin. has been advising financial institutions and high net-worth individuals seeking investment opportunities and companies looking for financing through his firm, Marketview Financial Group, lnc. Since 1987, McLaughlin served 15 years as a member of the New York Stock Exchange.

Conflicts of Interest

Robert Bubeck and Charles McLaughlin are the officers and directors of Hanover Worldwide, Inc which is a blank check company. They are also an officer and director of Atlantic Acquisition II, Inc., a blank check which recently went effective and they are not current in reporting obligations.

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Our officers and directors will offer the securities of our Company on the same basis as any other blank check company in which he is involved and to the same group of intended shareholders. There is, of course, no guarantee that any offering will be subscribed in sufficient quantity to close the offering, but, in that event, investors will receive their money back and the offering will be withdrawn. Offers of each company’s stock in which our officer and director is a principal will be made immediately upon the Securities and Exchange Commission deeming it effective and in order of the date on which the registration became effective. Therefore, an offering with the oldest effective date will be closed, before a more recent offering is closed.

Our officers and directors are not full-time employees of our Company and are actively involved in other business pursuits. Moreover, any future blank check companies that are organized by our officers and directors may compete with our company in the search for a suitable target.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officers and directors will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our Company is best suited to its needs or that an acquisition will ever occur.

Board Committees

Hanover Worldwide, Inc has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

No compensation was paid during the period.

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DIRECTORS’ COMPENSATION

Our directors are not entitled to receive compensation for services rendered to Hanover Worldwide, Inc, or for any meeting attended. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement may be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Hanover Worldwide, Inc currently does not have existing or proposed option or Stock Appreciation Right “SAR” grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

	No. Of Shares Before	Percentage of Shares	No. of Shares	Percentage of Shares
Name	Offering	Before Offering	After Offering	After Offering

Robert Bubeck*	7,500,000	25%	0	0%
Charles McLaughlin*	7,500,000	25%	0	0%
Lawson Pedigo	7,500,000	25%	0	0%
John Gladdis	7,500,000	25%	0	0%
All officers and directors as a group*	15,000,000	50%	0	0%

Footnotes

(1) The address of the executive officers and directors is c/o Hanover Worldwide, Inc, 18731 SE River Ridge, Tequesta, FL 33469.

(2) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Robert Bubeck and Charles McLaughlin are officers, directors or 5% shareholders of the Company. The above table represents a complete list of the selling shareholders.

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(3) Assumes the sale of the maximum amount of this offering (1,000,000 shares of common stock newly issued and the sale of 30,000,000 shares held by Robert Bubeck, Lawson Pedigo, John Gladdis, and Charles McLaughlin). The aggregate amount of shares to be issued and outstanding after the offering is 31,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 29, 2020, Robert Bubeck, paid for expenses involved with the incorporation of Hanover Worldwide, Inc with personal funds on behalf of Hanover Worldwide, Inc, as a capital contribution. Charles McLaughlin was issued 7,500,000 and Robert Bubeck was issued 7.5,000,000 common shares par value $0.001 as founders shares. Lawson Pedigo and John Gladdis were issued, 7,500,000 and 7,500,000 common shares for future anticipated services. All were issued at par value.

Our President, Treasurer and Director, Robert Bubeck, our Secretary and Director, Charles McLaughlin, Lawson Pedigo, and John Gladdis, are the only promoters of the Company.

During the period ended September 30, 2018, Robert Bubeck, CEO paid $3,846 of expenses on behalf of the Company. The amount due to related party at both September 30, 2021 and 2018 is $3,846 and is due on demand and non-interest bearing.

REPORTS TO SECURITY HOLDERS

1. After this offering, Hanover will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, Hanover will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company intends to file Form 8-K upon effectiveness of this registration.

3. The public may read and copy any materials Hanover files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Hanover’s SEC filings will also be available on the SEC’s Internet site. The address of that site is: http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Hanover Worldwide, Inc has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Hanover of expenses incurred or paid by a director, officer or controlling person of Hanover in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Hanover will, unless in the opinion of Hanover legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Hanover Worldwide Inc.

Financial Statements as of

and for the period from inception (June 29, 2020)

through December 31, 2020

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of Hanover Worldwide, Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Hanover Worldwide, Inc (the “Company”) as of December 31, 2020 and the related statements of operations, changes in stockholder’s deficit and cash flows for the period from June 29, 2020 (inception) to December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the results of its operations and its cash flows for the period from June 29, 2020 (inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had no operations during the period under audit and is reliant upon management’s ability to raise working capital from third parties. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

March 8, 2022

We have served as the Company’s auditor since 2020.

F-2

HANOVER WORLDWIDE INC.

BALANCE SHEET

DECEMBER 31, 2020

ASSETS

Current assets
Prepaid expenses, professional fees		$8,500
Total current assets		8,500

Total assets		$8,500

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities	$

Commitments & contingencies (Note 6)

Stockholders' deficit
Common stock: $0.0001 stated value; 400,000,000 shares
authorized; 30,000,000 shares issued and outstanding		3,000
Additional paid-in capital		8,500
Accumulated deficit		(3,000)
Total stockholders' deficit		8,500

Total liabilities and stockholders' deficit		$8,500

The accompanying notes are an integral part of these financial statements

F-3

HANOVER WORLDWIDE INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (JUNE 29, 2020)

THROUGH DECEMBER 31, 2020

Revenues	$—

Operating expenses
Founders shares issued	3,000
Total operating expenses	3,000

Net income (loss)	$(3,000)

Basic and diluted net income (loss) per common share	$(0.00)

Basic and diluted weighted average common shares outstanding	30,000,000

The accompanying notes are an integral part of these financial statements

F-4

HANOVER WORLDWIDE INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM INCEPTION (JUNE 29, 2020)

THROUGH DECEMBER 31, 2020

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, June 29, 2020	—	$—	$—	$—	$—

Founders shares issued	30,000,000	3,000	—	—	3,000

Prepaid expenses paid by shareholder	—	—	8,500	—	8,500

Net income (loss)	—	—	—	(3,000)	(3,000)

Balance, December 31, 2020	30,000,000	$3,000	$8,500	$(3,000)	$8,500

The accompanying notes are an integral part of these financial statements

F-5

HANOVER WORLDWIDE INC.

STATEMENT OF CASH FLOW

FOR THE PERIOD FROM INCEPTION (JUNE 29, 2020)

THROUGH DECEMBER 31, 2020

Cash flows provided by (used in) operating activities
Net income (loss)	$(3,000)
Founders shares issued	3,000
Net cash used in operating activities	—

Cash flows from investing activities	—

Cash flows from financing activities	—

Net change in cash	—

Cash, beginning of period	—

Cash, end of period	$—

Supplemental cash flow information
Cash paid for interest	$—
Cash paid for income taxes	$—

Noncash financing activities
Capital contribution from shareholder
to pay prepaid expenses (Note 5)	$8,500

The accompanying notes are an integral part of these financial statements

F-6

Note 1. Organization and Basis of Presentation

Hanover Worldwide Inc. (the Company) was incorporated under the laws of the State of Florida on June 29, 2020 with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America (GAAP) and have been consistently applied in the preparation of the financial statements.

Going Concern

The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern, which is dependent upon the Company's ability to obtain sufficient financing or establish itself as a profitable business. During the period from inception through December 31, 2020, the Company had no operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include raising additional capital through sales of equity or debt securities as may be necessary to pursue such business plans and sustain operations until such time as the Company can merge with or be acquired by another entity. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash or cash equivalents as of December 31, 2020.

Prepaid Expenses

From time to time, the Company prepays expenses for services which are to be received in the next fiscal year. Expenses for these services may be allocated between fiscal years based on the unused portion of the payment. The unused portion of legal fees and audit fees at December 31, 2020 totaled $6,000 and $2,500, respectively. These are reflected as “Prepaid expenses, professional fees” on the accompanying balance sheet.

5

F-7

Fair Value of Financial Instruments

The carrying amount reported in the accompanying balance sheets for prepaid expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs that are both significant to the fair value measurement and unobservable.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. As of December 31, 2020, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and the years since inception remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

Earnings (loss) Per Share of Common Stock

FASB ASC 260, Earnings Per Share, provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recently Issued Accounting Standards

There were recently issued accounting standard updates most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on our statements of financial position, results of operations or cash flows.

F-8

Note 3. Stockholders’ Deficit

Common stock

The authorized common stock of the Company consists of 400,000,000 shares with a $0.0001 stated value.

On July 1, 2020 the Company’s four officers and directors were issued founders shares totaling 7,500,000 common shares each. The value of the 30,000,000 shares issued was at par value, totaling $3,000.

During the period from inception through December 31, 2020, the Company’s CEO paid $8,500 in prepaid expenses directly to vendors on behalf of the Company. Since these amounts are not to be repaid to him, they are accounted for as additional paid-in capital in the accompanying financial statements (Note 5).

There were 30,000,000 common shares issued and outstanding as of December 31, 2020.

Note 4. Income Taxes

Any net loss carryforward may be subject to the 382 limitation upon a change in control as defined therein. The components of income tax expense for the period from inception through December 31, 2020 consist of the following:

Federal tax statutory rate	21.0%
State tax statutory rate	4.5%
Valuation allowance	-25.5%
0.0%

During the period from inception through December 31, 2020, the Company incurred a net loss of $3,000, which resulted in a net operating loss carryforward for income tax purposes. The loss resulted in a deferred tax asset of $764 at December 31, 2020, at the effective rate of 25.5%.

We did not provide any current or deferred U.S. federal income tax provision or benefit for the period presented because we have experienced operating losses since inception. Under ASC 740, Income Taxes, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period. The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended December 31, 2020.

Note 5. Related Party Transactions

During the period ended December 31, 2020, Robert Bubeck, CEO paid $8,500 of prepaid expenses on behalf of the Company. Since these amounts are not expected to be repaid, they have been accounted for as additional paid-in capital in the accompanying financial statements.

The Company does not own or rent property. The office space is provided by an officer out of his home.

Note 6. Commitments & Contingencies

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that we believe could have a material adverse effect on its financial condition or results of operations.

Note 7. Subsequent Events

The Company has evaluated subsequent events from the balance sheet through the date of this filing and determined there were no events to disclose.

F-9

Hanover Worldwide Inc.

Financial Statements as of

September 30, 2021 and December 31, 2020

and for the nine months ended

September 30, 2021 and for the period

from inception (June 29, 2020) through

September 30, 2020

INDEX

Balance Sheets as of September 30, 2021 and December 31, 2020	F-11
Statements of Operations for the nine months ended September 30, 2021 and for the period from inception (June 29, 2020) through September 30, 2020	F-12
Statements of Changes in Stockholders’ Deficit for the nine months ended September 30, 2021 and for the period from inception (June 29, 2020) through September 30, 2020	F-13
Statements of Cash Flows for the nine months ended September 30, 2021 and for the period from inception (June 29, 2020) through September 30, 2020	F-14
Notes to Financial Statements	F-15 - F-17

\

F-10

HANOVER WORLDWIDE INC.

BALANCE SHEETS

	September 30,	December 31,
	2021	2020
ASSETS

Current assets
Prepaid expenses, professional fees	$4,500	$8,500
Total current assets	4,500	8,500

Total assets	$4,500	$8,500

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities	$—	$—

Commitments & contingencies (Note 6)

Stockholders' deficit
Common stock: $0.0001 stated value; 400,000,000 shares
authorized; 30,000,000 shares issued and outstanding	3,000	3,000
Additional paid-in capital	11,755	8,500
Accumulated deficit	(10,255)	(3,000)
Total stockholders' deficit	4,500	8,500

Total liabilities and stockholders' deficit	$4,500	$8,500

The accompanying notes are an integral part of these financial statements.

F-11

HANOVER WORLDWIDE INC.

STATEMENTS OF OPERATIONS

	For the nine months ended September 30,	For the period from inception (June 29, 2020) through September 30,
	2021	2020

Revenues	$—	$—

Operating expenses
Founders shares issued	—	3,000
Professional fees	7,255	—
Total operating expenses	7,255	3,000

Net loss	$(7,255)	$(3,000)

Basic and diluted net loss per common share	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	30,000,000	30,000,000

The accompanying notes are an integral part of these financial statements.

F-12

HANOVER WORLDWIDE INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM INCEPTION (JUNE 29, 2020)

THROUGH SEPTEMBER 30, 2020 AND FOR THE

NINE MONTHS ENDED SEPTEMBER 30, 2021

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, June 29, 2020	—	$—	$—	$—	$—

Founders shares issued	30,000,000	3,000	—	—	3,000

Prepaid expenses paid by shareholder	—	—	6,000	—	6,000

Net loss	—	—	—	(3,000)	(3,000)

Balance, September 30, 2020	30,000,000	$3,000	$6,000	$(3,000)	$6,000

Balance, December 31, 2020	30,000,000	$3,000	$8,500	$(3,000)	$8,500

Prepaid expenses paid by shareholder	—	—	3,000	—	3,000

Operating expenses paid by shareholder	—	—	255	—	255

Net loss	—	—	—	(7,255)	(7,255)

Balance, September 30, 2021	30,000,000	$3,000	$11,755	$(10,255)	$4,500

The accompanying notes are an integral part of these financial statements.

F-13

HANOVER WORLDWIDE INC.

STATEMENTS OF CASH FLOW

	For the nine months ended September 30,	For the period from inception (June 29, 2020) through December 31,
	2021	2020

Cash flows provided by operating activities
Net loss	$(7,255)	$(3,000)
Founders shares issued	—	3,000
Operating expenses paid by shareholder	255	—
Adjustments to reconcile net loss to net cash
provided by operating activities:
Prepaid expenses, professional fees	7,000	—
Net cash provided by operating activities	—	—

Cash flows from investing activities	—	—

Cash flows from financing activities	—	—

Net change in cash	—	—

Cash, beginning of period	—	—

Cash, end of period	$—	$—

Supplemental cash flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Noncash financing activities
Capital contribution from shareholder
to pay prepaid expenses (Note 5)	$3,000	$8,500

The accompanying notes are an integral part of these financial statements.

F-14

Note 1. Organization and Basis of Presentation

Hanover Worldwide Inc. (the Company) was incorporated under the laws of the State of Florida on June 29, 2020 with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America (GAAP) and have been consistently applied in the preparation of the financial statements.

Going Concern

The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern, which is dependent upon the Company's ability to obtain sufficient financing or establish itself as a profitable business. During the nine months ended September 30, 2021, the Company had no operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include raising additional capital through sales of equity or debt securities as may be necessary to pursue such business plans and sustain operations until such time as the Company can merge with or be acquired by another entity. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash or cash equivalents as of September 30, 2021.

Prepaid Expenses

From time to time, the Company prepays expenses for services which are to be received in the next fiscal year. Expenses for these services may be allocated between fiscal years based on the unused portion of the payment. The unused portion of legal fees totaled $3,000 and $6,000, respectively, at September 30, 2021 and December 31, 2020. The unused portion of audit fees totaled $1,500 and $3,500, respectively, at September 30, 2021 and December 31, 2020. These are reflected as “Prepaid expenses, professional fees” on the accompanying balance sheets.

Fair Value of Financial Instruments

The carrying amount reported in the accompanying balance sheets for prepaid expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

F-15

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs that are both significant to the fair value measurement and unobservable.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. As of September 30, 2021, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and the years since inception remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

Earnings (loss) Per Share of Common Stock

FASB ASC 260, Earnings Per Share, provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recently Issued Accounting Standards

There were recently issued accounting standard updates most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on our statements of financial position, results of operations or cash flows.

F-16

Note 3. Stockholders’ Deficit

Common stock

The authorized common stock of the Company consists of 400,000,000 shares with a $0.0001 stated value.

On July 1, 2020 the Company’s four officers and directors were issued founders shares totaling 7,500,000 common shares each. The value of the 30,000,000 shares issued was at stated value, totaling $3,000.

During the nine months ended September 30, 2021 and for the period from inception through December 31, 2020, the Company’s CEO paid $3,000 and $8,500, respectively, in prepaid expenses directly to vendors on behalf of the Company. Additionally, during the nine months ended September 30, 2021 the Company’s CEO paid $255 in operating expenses for professional fees directly to the vendor on the Company’s behalf. Since these amounts are not to be repaid to him, they are accounted for as additional paid-in capital in the accompanying financial statements (Note 5).

There were 30,000,000 common shares issued and outstanding as of September 30, 2021 and December 31, 2020.

Note 4. Income Taxes

Any net loss carryforward may be subject to the 382 limitation upon a change in control as defined therein. The components of income tax expense for the nine months ended September 30, 2021 and for the period from inception through September 30, 2020 consist of the following:

Federal tax statutory rate	21.0%
State tax statutory rate	4.5%
Valuation allowance	-25.5%
0.0%

During the nine months ended September 30, 2021, the Company incurred a net loss of $7,255, which resulted in a net operating loss carryforward for income tax purposes. These losses resulted in a deferred tax asset of $2,610 and $764 at September 30, 2021 and December 31, 2020, respectively, at the effective rate of 25.5%.

7

We did not provide any current or deferred U.S. federal income tax provision or benefit for the period presented because we have experienced operating losses since inception. Under ASC 740, Income Taxes, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period. The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended September 30, 2021.

Note 5. Related Party Transactions

During the nine months ended September 30, 2021 and for the period from inception through September 30, 2020, Robert Bubeck, CEO paid $3,000 and $6,000, respectively, of prepaid legal expenses on behalf of the Company. Additionally, during the nine months ended September 30, 2021 the Company’s CEO paid $255 in operating expenses for professional fees directly to the vendor on the Company’s behalf. Since these amounts are not expected to be repaid, they have been accounted for as additional paid-in capital in the accompanying financial statements.

The Company does not own or rent property. The office space is provided by an officer out of his home.

Note 6. Commitments & Contingencies

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that we believe could have a material adverse effect on its financial condition or results of operations.

Note 7. Subsequent Events

The Company has evaluated subsequent events from the balance sheet through the date of this filing and determined there were no events to disclose.

F-17

Dealer Prospectus Delivery Obligation

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Hanover in connection with the sale of the common stock being registered. Hanover has agreed to pay all costs and expenses in connection with this offering of common stock. Our officers and directors are the source of the funds for the costs of the offering. They have no agreement in writing to pay the expenses of this offering on behalf of Hanover and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$5,000
Accounting Fees	$6,000
Escrow Fees	$2,500
Registration Fee	$50.40

Total	$13,550.40

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Hanover Worldwide, Inc’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Florida law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

II-1

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since its inception of the Company through the date of this S-1, Hanover Worldwide, Inc issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On June 29, 2020, Robert Bubeck, paid for expenses involved with the incorporation of Hanover Worldwide, Inc with personal funds on behalf of Hanover Worldwide, Inc, as a capital contribution. Charles McLaughlin was issued 7. 5,000,000 and Robert Bubeck was issued 7.5,000,000 common shares par value $0.001 as founders shares. Lawson Pedigo and John Gladdis were issued, 7,500,000 and 7,500,000 common shares for future anticipated services. All were issued at par value.

At the time of the issuance, the five (5) purchasers were in possession of all available material information about us. On the basis of these facts, Hanover Worldwide, Inc claims that the issuance of stock to its founding shareholders qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Hanover believes that the exemption from registration for these sales under Section 4(2) was available because:

●          They were an executive officer or director of Hanover or related party thereto and thus had fair access to all material information about Hanover before investing;

●          There was no general advertising or solicitation; and

●          The shares bear a restrictive transfer legend.

The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Hanover was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a)	Articles of Incorporation
b)	Bylaws adopted on June 29, 2020

5.1	Opinion of Byron E. Thomas Esq.

23.1	Consent of Independent Auditor

107	Calculation of Filing Fees

99	Additional Exhibits

a) Escrow Agreement*
b) Subscription Agreement*

*To be filed by amendment

II-2

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.      Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.      Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

1.  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the   initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Miami, state of Florida on March 8, 2022.

Hanover Worldwide, Inc (Registrant)

By: /s/ Robert Bubeck
Robert Bubeck, President, Treasurer, Principal Executive Officer

By: /s/ Charles McLaughlin
Charles McLaughlin, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Bubeck	President, Treasurer, Principal Executive Officer	March 8, 2022
Robert Bubeck

/s/ Charles McLaughlin	Secretary and Director	March 8, 2022
Charles McLaughlin

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